EXHIBIT 4.3
                    ORGANIZED UNDER THE LAWS OF THE STATE OF
                                     TEXAS
CERTIFICATE                                                             NUMBER
  NUMBER                                                                SHARES
__________                                                            __________

                         HANDY HARDWARE WHOLESALE, INC.

   AUTHORIZED CAPITAL OF 430,000 SHARES OF WHICH 200,000 SHARES ARE PREFERRED STOCK, EACH WITH A PAR VALUE OF $100.00; 30,000 SHARES ARE CLASS A COMMON VOTING STOCK, EACH WITH A PAR VALUE OF $100.00; AND 200,000 SHARES ARE CLASS B COMMON NON-VOTING STOCK, EACH WITH A PAR VALUE OF $100.00.

                               -- SPECIMEN --
THIS CERTIFIES THAT  __________________________________________  is the owner of

_______________________________________  fully paid and non-assessable shares of

PREFERRED STOCK, EACH SHARE WITH THE PAR VALUE OF $100.00, OF

                         HANDY HARDWARE WHOLESALE, INC.

a corporation organized under the laws of the State of Texas, transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney, upon surrender of this Certificate properly endorsed.

                    A  summary  description  of  the  preferences,  limitations, restrictions, and relative rights of the shares of each class of stock authorized to be issued, as set forth in Article IV of the Articles of Incorporation, as amended, adn the By-Laws of the Corporation, appears on the back hereof. This Certificate and the shares represented thereby are insured and shall be held subject to the provisions of Article IV of the Articles of Incorporation, as amaended, and the By-Laws, and the holder accepting this Certificate expressly assents thereto and is bound thereby.

                    IN WITNESS  WHEREOF,  the said  Corporation  has caused this
               Certificate to be signed by its duly authorized officers and to be sealed with the seal of the Corporation, this __________ day of __________________, 20______.

               _______________________________   _______________________________
                        Secretary                         President

     Under said Article IV of the Articles of Incorporation, as amended, the following provisions are applicable: The Preferred Stock is subject to call at a price of $100.00 per share. Only the Class A Common Stock has voting rights. No shares of Class A Common Stock shall be issued or sold except in such units as will assure that every holder of Class A Common Stock shall own an identical number of shares. No holder of any class of stock of the Corporation shall have any preemptive or preferential right to subscribe to or purchase any shares of stock of the Corporation.

     Reference is made to Article VI of the By-Laws of the Corporation, whereby no transfer of the Class A Common Stock may be made without first giving the Corporation a 30 day written offer to purchase the stock for a sum not less than the par value of such shares and upon the death of a shareholder, the personal representative of the deceased shareholder's estate shall make such offer.

     The Corporation will furnish to any Shareholder without charge upon written request to the Corporation at its principal place of business or registered office (and that there is on file in the Office of the Secretary of State) a full statement of all the designations, preferences, limitations, restrictions and relative rights of the shares of each class authorized to be issued.


                        CERTIFICATE FOR ________ SHARES

                                       OF

                                 PREFERRED STOCK

                         HANDY HARDWARE WHOLESALE, INC.

                                   ISSUED TO

                                 -- SPECIMEN --
                             ______________________

                                     DATED

                             ______________________


FOR VALUE RECEIVED ______________________________ hereby sell, assign and transfer unto __________________________________________________________________
_______________________________________________ Shares represented by the within
Certificate and do hereby irrevocably constitute and appoint ___________________ __________________________ Attorney to transfer the said Shares on the books of the within named Corporation with full powers of substitution in the premises.

        Dated ____________________________, 20________.

In the presence of

_____________________________           _______________________________________

                                        Signataure of Certificate Holder must correspond exactly with the name as written upon the face of the Certificate in every particular without any change whatsoever.


                                        ________________________________________
                                        Signature of Officer/Owner